UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2006

ZANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28519	76-0510754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1549 N. Leroy St., Suite D-200,
Fenton, MI 48430
(Address of principal executive offices, including zip code)

(810) 714-2978
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

(1)
Effective December 31, 2005, Zann Corp. (the “Registrant” or the “Company”) and Sartam Industries (“Sartam”) terminated the Stock Purchase Agreement and related documents entered into as of June 27, 2005, the Amended Promissory Note dated August 4, 2005 and the Consulting Agreement (collectively the "Agreements") entered into by and between Sartam and Registrant. The Registrant and Sartam entered into a Settlement Agreement and Release to dissolve the Agreements and to release each other from any and all claims arising from or related to the Agreements.

(2)	The Agreements provide for the sale and purchase of shares of Sartam under the terms and conditions therein.

(3)
As a result of unexpected costs of the business relationship, both Sartam and the Registrant believe there is no financial or business justification for continuing the Agreements under their current terms. The Registrant and Sartam mutually determined that it was in each company’s best interest to terminate the Agreements.

(4)	The Registrant does not expect to incur material early termination penalties as a result of the termination of the Agreements.

Item 5.01	Changes in Control of Registrant.

On February 3, 2006, Robert Simpson and David Weiker entered into a Series C Preferred Stock Purchase Agreement (the “Series C Agreement”) pursuant to which Mr. Simpson agreed to sell 10,000,000 shares of the Company’s Series C Preferred Stock (the “Series C Shares”) to Mr. Weiker. The Series C Shares represent 100% of the outstanding shares of Series C Preferred Stock. As consideration for the Series C Shares, Mr. Weiker has agreed to pay $500,000 to Mr. Simpson, $50,000 of which is payable in cash from Mr. Weiker’s personal accounts and $450,000 of which is payable in the form of a Promissory Note (the “Note”) delivered by Mr. Weiker to Mr. Simpson. Pursuant to a Security Agreement (the “Security Agreement”) dated as of February 3, 2006 between Mr. Weiker and Mr. Simpson, the obligations of Mr. Weiker under the Note are secured by the Series C Shares purchased by Mr. Weiker. The unpaid principal under the Note shall bear interest at a rate per annum equal to 5% and shall be payable in four consecutive quarterly payments over a period of 12 months commencing on the date of issuance of the Note. Accordingly, each such quarterly payment shall be in the amount of $112,500 plus all accrued and unpaid interest thereon.

Mr. Weiker, after acquisition of the Series C Shares, will own approximately 99% of the voting securities of the Company.

A copy of each of the Series C Agreement, the Note and the Security Agreement are filed herewith as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains a forward-looking statement within the meaning of the Federal securities laws and is subject to safe harbors created therein. This forward-looking statement includes, but is not limited to, the Registrant’s beliefs regarding the financial and business justifications for continuing or not continuing the Agreements.

This forward-looking statement is subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others: the ability to effect the termination of the Agreements on a timely basis; possible fluctuations in economic conditions affecting the markets for the Registrant’s products and services; risks associated with the development generally of the Registrant’s overall strategic objectives and the other risks set forth in the Registrant’s most recently filed Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Registrant undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Series C Preferred Stock Purchase Agreement.
10.2	Promissory Note.
10.3	Security Agreement.
99.1	Settlement Agreement and Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANN CORP.

By:	/S/ George Betts
George Betts
Chief Financial Officer

Date:  March 3, 2006